SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                FORM 8-K/A NO. 1

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                November 20, 1997





                                SUN BANCORP, INC.
    --------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



       New Jersey                       0-20957                    52-1382541
----------------------------         --------------            -----------------
(State or other jurisdiction         (SEC File No.)            (IRS  Employer
     of incorporation)                                         Identification
                                                                   Number)


226 Landis Avenue, Vineland, New Jersey                                08360
----------------------------------------                            ----------
(Address of principal executive offices)                            (Zip Code)




Registrant's telephone number, including area code:             (609) 691-7700
                                                                --------------



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                                SUN BANCORP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------


Item 2.  Acquisition or Disposition of Assets.
---------------------------------------------

      On November 20, 1997, effective at the close of business, Sun National Bank (the "Bank"), the wholly-owned banking subsidiary of Sun Bancorp, Inc. (the "Registrant"), acquired certain assets and assumed certain liabilities of eleven branch offices located in New Jersey, certain loans and approximately $156 million of deposits from The Bank of New York ("Seller"). This acquisition was the subject of the Current Report on Form 8-K dated May 20, 1997, previously filed by the Registrant with the Commission and amended hereby.

      In this purchase and assumption transaction, the Bank assumed approximately $156.2 million in deposits (including accrued interest), and acquired certain assets consisting principally of real estate (branches), banking equipment, and loans in the principal amount of approximately $29.8 million. The Bank assumed the real estate leases for the leased branches.

      In accordance with the Agreement, Seller paid cash to the Bank equal to the amount of the deposits (including accrued interest) assumed, net of a $15.1 million deposit premium which forms the consideration for the transaction. Additionally, the Bank paid approximately $4.5 million to Seller for the real estate, banking equipment and other assets purchased. The Bank's source of funds was cash on hand. The purchase price was determined through arms-length negotiation with Seller. The acquisition was accounted for under the purchase method of accounting.

      The acquired branches are being operated by the Bank as branch banking offices used in its banking business. As the result of this acquisition, the Bank currently operates 38 branch offices in Atlantic, Burlington, Cape May, Cumberland, Mercer, Ocean and Salem counties, in New Jersey. This acquisition is consistent with the Registrant's strategic goal of growing its market share within its market area and reaching into adjacent market areas, through low-cost, fill-in or market-extension acquisitions.

      Although the assets acquired consisted principally of cash, the approximate $15.1 million of goodwill will change the Registrant's risk-based capital ratios and leverage ratio. Assuming the transaction and the Registrant's recent common stock offering had been consummated at September 30, 1997, the Registrant's pro forma Tier 1, Leverage and Total risks-based capital ratios would have been 8.65% , 5.42% and 11.61%, respectively. All ratios remain above the levels necessary for the Registrant to be considered "well capitalized" under applicable regulations.

      The acquisition of the Sellers branches improved the liquidity of the Registrant and the Bank due to the fact that $111.7 million of cash was received in addition to branch cash. While a portion of this cash was used to pay down short term borrowings and purchased federal funds, most of the cash was invested in short term investment securities pending deployment by the Bank into earning assets in the ordinary course of operating its banking business.

      Management of the Registrant is unable to predict with any certainty the impact of the branch acquisition on the Registrant's future financial results. Although management believes there are opportunities to reduce noninterest expense through operational and administrative synergies and to achieve lower funding costs, there will also be systems conversion costs, marketing campaign expenses, and expenses of revamping certain acquired branches. Further, management will be challenged to effectively and profitably deploy the cash received in the transaction into earning assets, principally loans. Goodwill resulting from the branch acquisition will be amortized over a period of time ranging up to seven years.

Item 7.  Financial Statements and Exhibits.
------------------------------------------

(a)   Financial statements of businesses acquired.
      -------------------------------------------

      The audited statement of assets acquired and liabilities assumed, and related notes thereto, is incorporated herein by reference to Exhibit 99.2 hereto. Statements of income and cash flows are not available to the Registrant without unreasonable effort and expense and, pursuant to SEC Rule 12b-21, are not included herein. Further, due to the insufficient continuity of the acquired branches' operations prior to and after the acquisition, including the lending and investment activities of the acquired branches, statements of income and cash flows are not relevant and are not applicable. Management's Discussion and Analysis of Financial Condition and Results of Operations as of September 30, 1997, is also incorporated herein by reference to Exhibit 99.2 hereto.

(b) Pro forma financial information.
    -------------------------------

      An unaudited pro forma combined condensed balance sheet as of September 30, 1997, and unaudited pro forma combined condensed statements of income for the nine months ended September 30, 1997, and for the fiscal year ended December 31, 1996, are incorporated herein by reference to Exhibit 99.3 hereto. The unaudited pro forma combined condensed balance sheet reflects the historical balance sheet of the Registrant as of September 30, 1997, and the assets acquired and liabilities assumed as of November 20, 1997, after giving effect to the acquisition on a purchase accounting basis as if it had occurred on September 30, 1997. The unaudited pro forma combined condensed statements of income reflect the historical statements of income of the Registrant and the results of operations of the assets acquired and the liabilities assumed (based on the assumptions set forth in the notes thereto), after giving effect to the acquisition on a purchase accounting basis as if it had occurred at the beginning of the reporting periods.

      The pro forma financial information is provided for informational purposes only. The pro forma financial information presented is not necessarily indicative of actual results that would have been achieved had the acquisition been consummated on September 30, 1997, or at the beginning of the periods presented, and is not indicative of future results. The pro forma financial information should be read in conjunction with the audited financial statements and the notes thereto of the Registrant included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and the unaudited interim financial statements and the notes thereto of the Registrant included in the Registrant's Quarterly Reports on Form 10-Q for the quarter ended September 30, 1997, each of which has been previously filed with the

Commission. Management of the Registrant believes that such unaudited quarterly financial information includes all adjustments (which consist solely of recurring accruals) necessary for a fair presentation of such results for such interim period. Results presented for the interim period are not necessarily indicative of results that may be expected for any other interim period or for the full year.

(c)   Exhibits.
      --------

      2.1 - Agreement dated June 4, 1997, between the Registrant and First Union, relating to First Union branches. (Incorporated by reference to Exhibit
99.1 to the Registrant's Current Report on Form 8-K dated May 20, 1997).

      2.3   -  Consent of Deloitte & Touche LLP.*

      99.1  -  Press  Release   dated  June  5,  1997,  of  Sun  Bancorp,   Inc.
(Incorporated by reference to Exhibit 99.2 to the Registrant's Current Report in Form 8-K, dated May 20, 1997).

      99.2 - Statement of Assets Acquired and Liabilities Assumed as of November 20, 1997, related notes thereto, report of independent certified public accountants thereon, and Management's Discussion and Analysis of Financial Condition and Results of Operations.*

      99.3  -  Pro Forma Financial Information.*

      99.4 - Press Release dated November 20, 1997, of Sun Bancorp, Inc. announcing consummation of the Seller branch acquisition.

----------
* At the time of the filing of this report, it is impracticable to file the required financial statements. Pursuant to Item 7(a)(4) of Form 8-K, the required financial statements will be filed within 60 days after the date in which this report is filed.

                                  EXHIBIT INDEX


Exhibit Number                      Description                                   Page

      2.1               Agreement dated June 4, 1997, between the Registrant and
                        Seller, relating to Seller's branches. (Incorporated by reference to Exhibit 99.1 to the Registrant's Current
                        Report on Form 8-K dated May 20,
                        1997).

      23                Consent of Deloitte & Touche LLP.*

      99.1              Press Release dated June 5, 1997, of
                        Registrant (Incorporated by reference to
                        Exhibit 99.2 to the Registrant's Current
                        Report on Form 8-K dated May 20, 1997).

      99.2              Statement of Assets Acquired and Liabilities  Assumed as
                        of November 20, 1997,  related notes thereto,  report of
                        independent  certified public accountants  thereon,  and
                        Management's   Discussion   and  Analysis  of  Financial
                        Condition and Results of Operations.*

      99.3              Pro Forma Financial Information.*

      99.4              Press Release dated November 20, 1997, of Sun Bancorp, Inc.
                        announcing consummation of Seller's branch acquisition.


      ----------
      * At the time of the filing of this report, it is impracticable to file the required financial statements. Pursuant to Item 7(a)(4) of Form 8-K, the required financial statements will be filed within 60 days after the date in which this Report is filed.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SUN BANCORP, INC.



Date: December 5, 1997                    By:   /s/ Robert F. Mack
                                                ------------------
                                                Robert F. Mack
                                                Chief Financial Officer
                                                (Duly Authorized Representative)